Exhibit 99.1

Symyx Technologies Reports Second Quarter 2006 Results

Santa Clara, CA, July 20, 2006 – Symyx Technologies, Inc. (Nasdaq: SMMX) today reported financial results for the second quarter and year-to-date periods ended June 30, 2006.

Comparison of selected financial results:

	Second quarter		Year-To-Date
	2006	2005	2006	2005	% growth
Revenue ($ millions)	$28.4	$24.1	$55.5	$45.6	+22%

GAAP diluted EPS(1)	$0.02	$0.01	$0.07	$0.06	n/a

Non-GAAP diluted EPS(2)	$0.09	$0.08	$0.19	$0.14	+36%

(1) GAAP diluted EPS included charges for stock-based compensation expense of $0.05 for the second quarter and $0.08 year-to-date. There was no significant stock-based compensation expense included in the 2005 GAAP results since these periods pre-dated the adoption of FAS 123R.

(2) Non-GAAP diluted EPS excluded the above referenced stock-based compensation expense and $0.02 of acquisition-related expenses for the second quarter and $0.04 year-to-date.  See “Reconciliation of Non-GAAP and GAAP Income” below.

“Our recent accomplishments demonstrate our value on many fronts: Tools and Software have been clear drivers of growth, our Collaborations business area is energized by our recent addition of co-sponsored research, and our royalty potential is enhanced by recent announcements by Dow and Celanese regarding commercial use of Symyx-discovered materials. We just completed the acquisition of Autodose, providing new Tools products and a strong base of operations in Europe. These business achievements are reflected in our year-to-date financials, including a 22% increase in revenue and 36% growth in non-GAAP EPS,” said Steve Goldby, chairman and chief executive officer of Symyx Technologies.

Revenue in the second quarter was $28.4 million, an 18% increase over the second quarter of 2005.  This increase was driven primarily by growth in sales of Symyx Tools, including to The Dow Chemical Company, Eisai Pharmaceuticals, Merck & Co., Inc., and the University of Naples, and in software, including ongoing revenue from Dow and ExxonMobil and growing license and service revenue from 5 top pharmaceutical companies. Collaborations also benefited from commencement of a collaboration with 3D Systems. Components of revenue include $13.0 million from Collaborations, $7.1 million from Symyx Software, $6.4 million from Symyx Tools, $1.5 million from royalties and license of intellectual property, and $0.4 million from Symyx Sensors. Year-to-date revenue of $55.5 million was 22% higher than reported for the same period in 2005.

Symyx ended the second quarter of 2006 with $187.2 million in cash, cash equivalents, and available-for-sale securities, compared with $168.6 million as of December 31, 2005. Year-to-date cash flow from operations was $28.4 million. The Company executed purchases of $15.7 million under its stock repurchase plan out of $30 million authorized by the Board of Directors.

Symyx Outlook

For the full year 2006, Symyx forecasts total revenue of $125-$130 million. In addition to the $55.5 million of revenue recognized in the first half of the year, Symyx has approximately $60 million of revenue currently under contract that it expects to recognize during the remaining half of 2006. Symyx forecasts non-GAAP diluted earnings per share of $0.53-$0.55, consistent with the revised revenue targets.  Symyx expects GAAP diluted earnings per share of $0.22-$0.24, reflecting a charge of $0.04 per diluted share from the acquisition of Autodose (including a one-time charge for the write-off of in-process research and development, or IPR&D, of $1.2 million and other charges of $0.4 million), charges related to other previous acquisitions of $0.08 per diluted share, and a FAS 123R stock-based compensation expense of approximately $0.20 per diluted share.

For the third quarter of 2006, Symyx forecasts total revenue of $28-$30 million which includes approximately $27 million of committed revenue that it expects to recognize during the third quarter.  Symyx forecasts non-GAAP diluted earnings per share of $0.09-$0.11 and GAAP diluted earnings per share of $(0.02)-$0.00, incorporating the impact of a charge of $0.03 per diluted share from charges related to the acquisition of Autodose (including the one-time IPR&D charge), charges from previous acquisitions of $0.02 per diluted share, and a FAS 123R stock-based compensation expense of approximately $0.06 per diluted share.

Conference Call and Webcast

Steven Goldby, chairman and chief executive officer, and Jeryl Hilleman, executive vice president and chief financial officer, will host a webcast today at 11:00 am ET, 8:00 am PT, to discuss Symyx’s recent business and financial results and outlook.  A question and answer session will follow immediately.  A live audio webcast of the event and slide show presentation will accompany management’s discussion and will be available through the investor section of the Symyx website at www.symyx.com. For audio only, the dial-in numbers are 800-289-0496 (domestic and Canada) and 913-981-5519 (international).  Interested parties may access a replay which will be available for approximately two weeks on Symyx’s website or by dialing 888-203-1112 (domestic and Canada) and 719-457-0820 (international), reservation 6888241.  The webcast and audio are open to all interested parties.

Non-GAAP Information

We have prepared non-GAAP data applicable to the reported financial periods to supplement Symyx’s results and forecasts determined under U.S. generally accepted accounting principles (GAAP). Symyx uses non-GAAP financial measures in analyzing financial results because they are useful to investors and management in evaluating Symyx’s ongoing operational performance.  These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain factors which might otherwise obscure the results of our core business when compared to our historical performance, including the adoption on January 1, 2006 of Financial Accounting Standards Board Statement No. 123R (FAS 123R) which requires the expensing of stock-based compensation programs, and the acquisitions of Autodose, IntelliChem and Synthematix.  Presentation of these non-GAAP and GAAP financial measures enables investors to evaluate Symyx’s performance under the same metrics that management and the Board of Directors use to evaluate Symyx’s performance.

Reconciliation of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and in the accompanying exhibits to, this press release. Non-GAAP amounts are not meant as a substitute for financial data determined under applicable GAAP, but are included solely for informational purposes. Symyx’s non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Symyx’s non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

About Symyx

Symyx Technologies, Inc. is dedicated to helping customers maximize the effectiveness and success of their research and development programs.  Symyx develops and applies high-throughput research technologies and research software for customers in the pharmaceutical, chemical, energy, electronics and other industries.  Symyx performs research for customers using proprietary technologies to discover new and innovative materials, sells automated high-throughput instrumentation and licenses software for use in customers’ own laboratories, and licenses discovered materials, sensors and intellectual property. Symyx has the largest portfolio of patents in the field of high-throughput materials discovery, with over 310 issued patents and 370 patent applications on file worldwide. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding: Symyx’s total revenue forecast of $28-$30 million for the third quarter of 2006 and $125-$130 million for the full year 2006; Symyx’s expectation that it will recognize approximately $60 million of revenue during the remaining half of 2006; Symyx’s 2006 forecast of non-GAAP and GAAP diluted earnings per share of $0.53-$0.$55 and $0.22-$0.24 respectively; and Symyx’s forecast of non-GAAP diluted earnings per share of $0.09-$0.11 and GAAP diluted earnings per share of $(0.02)-$0.00 for the third quarter of 2006.  These forward-looking statements involve risks, uncertainties and assumptions, including: (1) inaccurate assessment of future demand for Symyx’s offerings; (2) failure to execute under contracts in order to recognize committed revenue in a timely manner; (3) uncertainties relating to the pace, quality or number of discoveries of new materials; (4) the dependence on licensees to commercialize products successfully; (5) incorrect expectations regarding Symyx’s receipt of royalties; (6) uncertainties of patent protection and litigation; (7) future growth strategy, including impact of acquisitions, mergers or other changes in business strategy; (8) downturns in the chemical, energy, pharmaceutical, and electronics industries; (9)general economic conditions; (10) exposure to risks associated with export sales and operations; (11) natural disasters, power failures and other disasters; and (12) and other risks that are described from time to time in Symyx’s filings with the Securities and Exchange Commission, (including but not limited to Symyx’s 10-K for the year ended December 31, 2005 and 10-Q for the quarter ended March 31, 2006). If any of these risks or uncertainties materializes or any of the assumptions proves incorrect, Symyx’s results could differ materially from Symyx’s expectations in these statements.  Symyx assumes no obligation, and does not intend to update these forward-looking statements.

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For More Information:

Jeryl L. Hilleman
Executive Vice President and Chief Financial Officer
Symyx Technologies, Inc.
(408) 773-4000
ir@symyx.com
or
Teresa J. Thuruthiyil
Vice President, Investor and Public Relations
Symyx Technologies, Inc.
(408) 773-4075
ir@symyx.com

SYMYX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenue:
Service revenue	$14,625	$13,442	$28,402	$26,830
Product sales	5,233	4,351	10,396	7,030
License fees and royalties	8,566	6,259	16,692	11,700
Total revenue	28,424	24,052	55,490	45,560

Operating expenses:
Cost of products sold	2,468	1,962	4,550	3,330
Research and development	16,717	12,542	31,504	23,981
Sales, general and administrative	8,885	6,660	16,653	12,596
Amortization of intangible assets arising from business combinations	1,037	859	2,074	1,553
Acquired in-process research and development	—	1,590	—	1,590
Total operating expenses	29,107	23,613	54,781	43,050

Income (loss) from operations	(683)	439	709	2,510

Interest and other income (expense), net	2,053	873	3,760	1,675

Income before income tax expense	1,370	1,312	4,469	4,185

Income tax expense	605	926	2,040	2,097

Net income	$765	$386	$2,429	$2,088

Basic net income per share	$0.02	$0.01	$0.07	$0.06

Shares used in computing basic net income per share	33,722	32,647	33,533	32,587

Diluted net income per share	$0.02	$0.01	$0.07	$0.06

Shares used in computing diluted net income per share	34,800	34,338	34,689	34,300

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)

	June 30, 2006	December 31, 2005
	(unaudited)	(Note 1)

Cash, cash equivalents and available-for-sale securities	$187,170	$168,625

Working capital	165,024	162,237

Property, plant and equipment, net	27,536	21,756

Goodwill and other intangible assets, net	29,845	32,065

Total assets	263,944	241,412

Current liabilities	37,646	22,883

Stockholders’ equity	226,298	218,529

Note 1: The selected consolidated balance sheet information at December 31, 2005 have been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

SYMYX TECHNOLOGIES, INC.
Reconciliation of Non-GAAP and GAAP Income
(in thousands, except per share amounts)
(preliminary unaudited)

	Three Months Ended June 30,
	2006			2005
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS

Non-GAAP results (1)	$3,472	$3,116	$0.09	$3,373	$2,682	$0.08

FAS 123R adjustments
FAS 123R expense	(3,092)	(3,092)		—	—
Tax effect of FAS 123R expense	—	1,325		—	—
FAS 123R expense, net of tax	(3,092)	(1,767)	(0.05)	—	—	—

Acquisition-related adjustments
Revenue impact of deferred maintenance write-downs	(26)	(26)		(365)	(365)
Acquired in-process research and development	—	—		(1,590)	(1,590)
Deferred compensation in relation to issuance of stock options in connection with acquisitions	—	—		(120)	(120)
Amortization of intangible assets arising from business combinations	(1,037)	(1,037)		(859)	(859)
Tax effect of above acquisition-related adjustments	—	479		—	638
Acquisition-related adjustments, net of tax	(1,063)	(584)	(0.02)	(2,934)	(2,296)	(0.07)

GAAP results	$(683)	$765	$0.02	$439	$386	$0.01

	Six Months Ended June 30,
	2006			2005
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS

Non-GAAP results (1)	$7,554	$6,614	$0.19	$6,361	$4,927	$0.14

FAS 123R adjustments
FAS 123R expense	(4,690)	(4,690)		—	—
Tax effect of FAS 123R expense	—	1,736		—	—
FAS 123R expense, net of tax	(4,690)	(2,954)	(0.08)	—	—	—

Acquisition-related adjustments
Revenue impact of deferred maintenance write-downs	(81)	(81)		(503)	(503)
Acquired in-process research and development	—	—		(1,590)	(1,590)
Deferred compensation in relation to issuance of stock options in connection with acquisitions	—	—		(205)	(205)
Amortization of intangible assets arising from business combinations	(2,074)	(2,074)		(1,553)	(1,553)
Tax effect of above acquisition-related adjustments	—	924		—	1,012
Acquisition-related adjustments, net of tax	(2,155)	(1,231)	(0.04)	(3,851)	(2,839)	(0.08)

GAAP results	$709	$2,429	$0.07	$2,510	$2,088	$0.06

SYMYX TECHNOLOGIES, INC.
Reconciliation of Non-GAAP and GAAP Diluted EPS
(unaudited)

	Diluted EPS
	Q3 2006 Forecast	Q3 2005 Actual	Full Year 2006 Forecast	Full Year 2005 Actual

Non-GAAP results (1)	$0.09-$0.11	$0.19	$0.53-$0.55	$0.47

FAS 123R expense, net of tax	(0.06)	—	(0.20)	—
Acquisition-related adjustments, net of tax	(0.05)	(0.02)	(0.11)	(0.12)

GAAP results	$(0.02)-$0.00	$0.17	$0.22-$0.24	$0.35

(1) Non-GAAP results exclude FAS 123R expense and acquisition-related charges for the acquisitions of Autodose, IntelliChem and Synthematix.